Exhibit 5.1

300 North LaSalle Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile +1 312 862 2200

September 29, 2023

WK Kellogg Co

One Kellogg Square

Battle Creek, MI 49016-3599

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to WK Kellogg Co, a Delaware corporation (the “Company”), in connection with the proposed filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to the WK Kellogg Co Savings and Investment Plan and 2,250,000 shares of the Common Stock issuable pursuant to the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan (collectively, the “Shares”) following the transfer of the sponsorship of such plans to the Company effective as of the date of the pro rata distribution by Kellogg Company of all of the outstanding shares of the Common Stock to Kellogg Company’s shareowners (the “Distribution”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the form of the Company’s Amended and Restated Certificate of Incorporation, (ii) the WK Kellogg Co Savings and Investment Plan (the “WKKC Plan”), (iii) the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan, as amended to date (the “Grain Millers Plan” and together with the WKKC Plan, collectively, the “Plans”) and (iv) the Registration Statement and each of the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all

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WK Kellogg Co

September 29, 2023

documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that: (a) when the Company’s Amended and Restated Certificate of Incorporation and the Company’s sponsorship of the Plans each becomes effective upon the Distribution, the Shares will be duly authorized; and (b)(i) when the Registration Statement related to the Shares becomes effective under the Act and (ii) when the Shares have been duly issued in accordance with the terms and conditions of the respective Plan against payment of due consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware and the federal laws of the United States.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares of Common Stock which the Company will be authorized to issue pursuant to its Amended and Restated Certificate of Incorporation exceeds the number of shares of Common Stock outstanding and the number of shares of Common Stock which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Plans by at least the number of Shares which are being registered for issuance under the Plans pursuant to the Registration Statement, and we have assumed that such condition will remain true at all future times relevant to this opinion. We have further assumed that the Company will cause certificates, if any, representing the Shares issued in the future to be properly executed and delivered and that the Company and/or respective Plan administrator, as applicable, will take all other actions appropriate for the issuance of such Shares. Our opinion assumes that the Registration Statement related to the Shares will become effective under the Act before any Shares covered by such Registration Statement are sold.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

WK Kellogg Co

September 29, 2023

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the present laws of the General Corporation Law of the State of Delaware or the federal laws of the United States be changed by legislative action, judicial decision or otherwise after the date hereof. This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Very truly yours, /s/ Kirkland & Ellis LLP KIRKLAND & ELLIS LLP